SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

               Current Report Under Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

Date of Report                                August 6, 2008
Commission File No.                               0-8190

                     WILLIAMS INDUSTRIES, INCORPORATED
                     ---------------------------------
    (Exact name of registrant as specified in its charter)

         Virginia                              54-0899518
-----------------------------         -------------------------
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)       Identification Number)

     8624 J.D. Reading Drive                     20109
---------------------------------        ----------------------
(Address of Principal Executive                 (Zip Code)
 Offices)

         P.O. Box 1770                           20108
---------------------------------        ----------------------
(Mailing Address of Principal                   (Zip Code)
 Executive Offices)

                             (703) 335-7800
          ----------------------------------------------------
          (Registrant's telephone Number, including area code)


Item 1.01

     The Company is operating under a Forbearance Agreement with its major lender, United Bank, pursuant to which approximately
$1.9 million was outstanding at July 31, 2008 and was scheduled to be repaid by August 1, 2008. The Bank had previously agreed to "term out" the remaining balance provided an appraisal establishes that the value of the Company's real property in Prince William
County, Virginia, has a value of at least 300% of the balance remaining due. The appraisal has been conducted but was not issued by 8/1/08, so the Company requested the Bank to extend the agreement to allow the parties orderly to complete the documentation of the expected "term out." The Bank has agreed to a one month extension, and the Company has entered into a "Sixth Amendment to Forbearance Agreement" extending the maturity of the debt to September 1, 2008, without any other change to the terms and conditions previously recited and agreed to.

     This disclosure remains conditioned upon the information contained in the Company's Form 10-K for the fiscal year ended July 31, 2007, Forms 10-Q for the quarter ended October 31, 2007, January 31, 2008, and April 30, 2008, and Schedule 13E3 as amended on July 3, 2008, including without limitation the risk factors and "safe harbor" notices contained therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Williams Industries, Incorporated
                         -----------------------------------
                                     Registrant
Date:  August 6, 2008
                                /s/ FRANK E. WILLIAMS, III
                              ------------------------------
                                Frank E. Williams, III,
                                President